UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2009

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

MedQuist Inc. (the "Company") entered into a five-year $25 million revolving credit facility (the "Credit Facility") pursuant to a credit agreement (the "Credit Agreement") by and among the Company and the Company’s subsidiaries (collectively, the "Borrowers") and Wells Fargo Foothill, LLC as the arranger and administrative agent and lender (the "Lender"), dated August 31, 2009. Subject to certain terms and conditions of the Credit Agreement, the Credit Facility provides committed revolving funding through August 2014 and includes an option whereby the Company may increase its maximum credit up to $40 million, based on certain terms and conditions. The Credit Facility is a working capital facility that may be used for general corporate purposes. The Company does not currently anticipate borrowing under the credit facility.

To secure the availability of the committed funds available under the Credit Facility, the Borrowers have granted to the Lender a security interest in and against significantly all of the Borrowers’ tangible and intangible assets, with certain exclusions.

Under the Credit Agreement the Borrowers have agreed to certain covenants customarily found in such agreements including, but not limited to, financial covenants requiring the Company to maintain certain minimum levels of EBITDA and a minimum fixed charge coverage ratio.

This Current Report on Form 8-K ("Form 8-K") does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement or the Credit Facility and is qualified in its entirety by reference to the terms and conditions of the Credit Agreement. A copy of the Credit Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, with portions omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

The Company and the Lender have no relationship other than with regard to the transactions contemplated by the Credit Agreement and described in this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

September 4, 2009	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary